UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2021
NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Park Avenue
New York, New York 10016
(Address and zip code of
principal executive offices)
Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (§230.405 of this chapter) or Rule 12b-2 under the Exchange Act (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NYMT	NASDAQ	Stock Market

7.75% Series B Cumulative Redeemable Preferred Stock,	NYMTP	NASDAQ	Stock Market
par value $0.01 per share, $25.00 Liquidation Preference

7.875% Series C Cumulative Redeemable Preferred Stock,	NYMTO	NASDAQ	Stock Market
par value $0.01 per share, $25.00 Liquidation Preference

8.000% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock,	NYMTN	NASDAQ	Stock Market
par value $0.01 per share, $25.00 Liquidation Preference

7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock,	NYMTM	NASDAQ	Stock Market
par value $0.01 per share, $25.00 Liquidation Preference

Item 8.01.    Other Events.

On April 27, 2021, New York Mortgage Trust, Inc. (the “Company”) issued $100 million aggregate principal amount of its 5.75% senior unsecured notes due 2026 (the “Notes”) under an indenture, dated as of April 27, 2021 (the “Indenture”), between the Company and UMB Bank National Association, as trustee. The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers within the United States in accordance with Rule 144A under the Securities Act or to institutional accredited investors under Rule 501(a)(1), (2), (3) or (7) under the Securities Act. The Notes are subject to restrictions on transfer and may only be offered or sold in transactions exempt from or not subject to the registration requirements of the Securities Act and other applicable securities laws.

The Company intends to use the net proceeds from the private placement to originate new investments, repay outstanding indebtedness and for general corporate purposes.

The Notes are senior unsecured obligations of the Company and will mature on April 30, 2026. The Notes bear interest at a rate of 5.75% per year, subject to adjustment from time to time based on changes in the ratings of the Notes as described in the Indenture. Interest on the Notes will be paid semi-annually in arrears on each of April 30 and October 30, commencing October 30, 2021, to the persons who are holders of record of the Notes on the preceding April 15 and October 15, respectively.
The following is a brief description of the terms of the Notes and the Indenture.

Ranking

The Notes will be:

• pari passu in right of payment with all of the Company’s senior unsecured indebtedness;

•effectively subordinated in right of payment to all of Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and guarantees;

•senior in right of payment to any of the Company’s future subordinated indebtedness; and

•structurally subordinated in right of payment to all indebtedness and other liabilities (including trade payables) and any preferred equity of the Company’s subsidiaries.

Optional Redemption

Prior to April 30, 2023, the Company may redeem some or all of the Notes at any time and from time to time at a price equal to 100% of the principal amount thereof, plus the applicable “make-whole” premium as of, and accrued but unpaid interest, if any, to, but excluding, the applicable date of redemption. On and after April 30, 2023 to but excluding April 30, 2024, the Company may redeem some or all of the Notes at any time and from time to time at a price equal to 100% of the principal amount thereof plus an amount equal to the principal amount of such Notes multiplied by 2.875% plus accrued but unpaid interest, if any, to, but excluding, the applicable date of redemption. On and after April 30, 2024 to but excluding April 30, 2025, the Company may redeem some or all of the Notes at any time and from time to time at a price equal to 100% of the principal amount thereof plus an amount equal to the principal amount of such Notes multiplied by 1.4375% plus accrued but unpaid interest, if any, to, but excluding, the applicable date of redemption. On and after April 30, 2025, the Company may redeem some or all of the Notes at any time and from time to time at a price equal to 100% of the principal amount thereof plus accrued but unpaid interest, if any, to, but excluding, the applicable date of redemption.

Change of Control

Subject to certain limitations, if a Change of Control Triggering Event (as defined in the Indenture) occurs, holders of the Notes have the right to require the Company to purchase all or part of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus accrued but unpaid interest to, but excluding, the applicable Change of Control Payment Date (as defined in the Indenture).

Covenants

The Indenture, among other things, contains covenants that require the Company to maintain a minimum net asset value, ratio of unencumbered assets to unsecured indebtedness and senior debt service coverage ratio and limits the amount of leverage the Company may utilize and its ability to transfer the Company’s assets substantially as an entirety or merge into or consolidate with another person.

Events of Default

The Indenture also provides for customary Events of Default (as defined in the Indenture), including payment defaults, breaches of covenants following any applicable cure period, cross acceleration of certain debt and certain events relating to bankruptcy and insolvency. If one or more Events of Default occurs and continues beyond any applicable cure period, the trustee or holders of not less than 25% in principal amount of the Notes may declare the principal amount of the Notes, and any accrued and unpaid interest thereon, to be due and payable immediately.

The foregoing summary of the Indenture is qualified in its entirety by reference to the full text of the Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Registration Rights

In connection with the issuance of the Notes, the Company entered into a registration rights agreement with the several purchasers of the Notes, dated as of April 27, 2021 (the “Registration Rights Agreement”), pursuant to which the Company agreed to (i) file with the Securities and Exchange Commission, within 60 days of the issue date of the Notes and use commercially reasonable efforts to cause to become effective, within 120 days of the issue date of the Notes, a registration statement on the appropriate form under the Securities Act relating to an offer to exchange the Notes for a like aggregate principal amount of registered notes, which notes will be substantially identical to the Notes and entitled to the benefits of the Indenture; and (ii) use commercially reasonable efforts to consummate the exchange offer within 180 days after the issue date of the Notes. If the Company fails to satisfy its registration obligations under the Registration Rights Agreement, the Company will be required to pay additional interest to the holders of the Notes as specified in the Registration Rights Agreement.

The foregoing summary of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Form of Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.3 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished herewith this Current Report on Form 8-K.

Exhibit No.	Description
4.1	Indenture, dated as of April 27, 2021, between New York Mortgage Trust, Inc. and UMB Bank National Association, as trustee
4.2	Form of New York Mortgage Trust, Inc.’s 5.75% Senior Notes due 2026 (included in Exhibit 4.1).
4.3	Form of Registration Rights Agreement, dated as of April 27, 2021, between New York Mortgage Trust, Inc. and the several purchasers of Notes party thereto.
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: April 27, 2021	By:	/s/ Kristine Nario-Eng
Kristine Nario-Eng
Chief Financial Officer